EXHIBIT 10(d)

BANCORPSOUTH, INC.
LONG-TERM EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made and entered into effective as of March 26, 2013, by and between BancorpSouth, Inc. (the “Company”) and James D. Rollins III (the “Employee”) in connection with the grant of common stock subject to restrictions (“Restricted Stock”) under the BancorpSouth, Inc. Long-Term Equity Incentive Plan, as amended (the “Plan”). Except as otherwise provided herein, the terms that are defined in the Plan shall have the same meanings when used in this Agreement.

1.	Award. The Company has awarded to Employee Restricted Stock that is subject to the terms and conditions contained herein and in the Plan.

(a)
Restricted Stock. The Company awards to Employee 21,341 shares of Restricted Stock, subject to adjustment as provided in Article VIII of the Plan. The Employee’s rights in the Restricted Stock will become vested in accordance with this Agreement.

(b)	Issuance of Restricted Stock. The Restricted Stock Award is conditioned on the terms and conditions contained in this Agreement and that are specified in the Plan.

(c)
Plan Incorporated. Employee acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, which are hereby incorporated herein by reference as a part of this Agreement.

2.	Restricted Stock. Employee hereby agrees to accept the Restricted Stock when issued and agrees with respect thereto as follows:

(a)	Vesting Conditions. The Restricted Stock shall be subject to forfeiture until the Employee’s rights have become vested under the following conditions (herein the “Vesting Conditions”):

(1)
Performance Vesting Requirements. This Award will become earned, subject to the time vesting requirements described in Paragraph 2(a)(2), with respect to the number of shares of Restricted Stock indicated by the achievement of the performance goals that are specified by the Committee in the grant of this Award (the “Earned Shares”). Such performance goals and the period of performance are established pursuant to the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Incentive Plan”) and are set forth and Exhibit A hereto.

(2)
Time Vesting Schedule. Subject to earlier forfeiture described in Paragraph 2(b), shares of Restricted Stock that have become Earned Shares described in Paragraph 2(a)(1) shall become vested as follows:

i.
Shares that become Earned Shares during fiscal year 2013 shall become vested upon May 15, 2014, subject to the prior certification of achievement of the performance goals by the Committee for such performance period pursuant to the Incentive Plan.

ii.
Shares that become Earned Shares during fiscal year 2014 shall become vested upon May 15, 2015, subject to the prior certification of achievement of the performance goals by the Committee for such performance period pursuant to the Incentive Plan.

iii.
Shares that become Earned Shares during fiscal year 2015 shall become vested upon May 15, 2016, subject to the prior certification of achievement of the performance goals by the Committee for such performance period pursuant to the Incentive Plan.

(3)
Change in Control. Notwithstanding anything herein to the contrary, 50% of the unvested shares of Restricted Stock awarded hereunder shall become fully vested (and the restrictions on such Restricted Stock shall lapse) upon the occurrence of a Change in Control, and any remaining unvested Restricted Stock awarded hereunder shall vest pro rata in accordance with Paragraph 2(a); provided, however, if the Employee’s employment is terminated for any reason other than Cause (as hereinafter defined) or is terminated or constructively terminated for Good Reason (as hereinafter defined) at any time following a Change in Control but before all shares of Restricted Stock awarded hereunder have vested, all unvested shares of Restricted Stock awarded hereunder shall immediately become fully vested (and the restrictions on such Restricted Stock shall lapse).

For purposes of this Agreement, a termination of the Employee’s employment for “Cause” means a termination of employment on account of any of the incidents described below. Termination for Cause is further conditioned on the Company providing written notice to the Employee of its intent to terminate within 90 days of the date that the Cause event has occurred or is initiated and the Executive does not materially cure such condition within 30 days after receiving such notice.

i.	The Employee has engaged in an act of misconduct or dishonesty that is injurious to the Company;

ii.	The Employee has engaged in an act of fraud, embezzlement, theft, or any other crime of moral turpitude (without necessity of formal criminal proceedings being initiated);

iii.	The Employee has willfully violated a material Company policy or procedure;

iv.
The Employee has been suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. §§1818(e)(3) and (g)(1)) or other law or regulation; or

v.	Any material breach of this Agreement by the Employee.

The existence of Cause shall be determined in good faith by the Board of Directors of the Company or the Committee. The Company shall have sole discretion in making its determination that an event constituting Cause has occurred; provided, however, that such determination must be made in a reasonable and good faith manner.

For purposes of this Agreement, a termination or constructive termination of employment for “Good Reason” means the occurrence of one or more of the events described below, provided that such event is not initiated by the Employee or with the Employee’s consent.

(A)	A decrease of 5% or more in the aggregate amount of the Employee’s base salary, target annual bonus and incentive compensation opportunity;

(B)	A material diminution in the Employee’s authority, duties or responsibilities;

(C)	A requirement that the Employee report and be subject to the authority of an officer or employee of the Company rather than to the Board of Directors of the Company;

(D)	A relocation of the Employee’s principal place of employment by 50 miles or more; or

(E)	Any material breach of this Agreement by the Company or the failure of any successor to assume this Agreement on and after a Change in Control.

(b)
Forfeiture. Upon the termination of Employee’s employment by the Company for any reason, Employee shall immediately and automatically, for no consideration, forfeit and surrender to the Company all unvested Restricted Stock; provided, however, that if the Employee’s employment is terminated by reason of death or Disability, all Restricted Stock covered by this Award shall become fully vested. For purposes of this Agreement, “Disability” means total disability as determined pursuant to the Company’s long term disability plan or, if no such plan shall be in effect, as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(c)
Dispute Resolution. If there exists a dispute between Employee and the Company or the Committee as to the satisfaction of the Vesting Conditions or the terms and conditions of this Award, the Restricted Stock awarded hereunder shall remain subject to the Vesting Conditions until the resolution of such dispute, except that any dividends that are payable to the holders of record of the Company’s common stock as of a date during the period of such dispute shall:

(1)
to the extent to which such dividends would have been payable to Employee on the Restricted Stock awarded hereunder, be held by the Company as part of its general funds, and shall be paid to or for the account of Employee only upon, and in the event of, a resolution of such dispute in a manner favorable to Employee, and then only with respect to such of the Restricted Stock as to which such resolution shall be so favorable, and

(2)
be retained by the Company in the event of a resolution of such dispute in a manner unfavorable to Employee only with respect to such of the Restricted Stock as to which such resolution shall be so unfavorable.

(d)
Delivery of Shares. Prior to vesting, the shares of Restricted Stock awarded under this Agreement will be evidenced by book-entry registration by the Company or the Company’s transfer agent referring to the terms, conditions and restrictions applicable to such shares. As soon as practicable after the applicable vesting date, except as otherwise provided in Paragraph 2(a)(3) (with respect to vesting upon a Change in Control), the Restricted Stock will cease to be classified as restricted for purposes of this Agreement, and certificate(s) or a book-entry confirmation for such number of shares shall be delivered to Employee or, in the case of the Employee’s death, to his beneficiary.

3.
Status as Employee. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company or its Affiliates or any successor corporation or other legal entity. Any question as to whether and when there has been a termination of such employment shall be determined by the Committee in its sole discretion, and its determination shall be final.

4.
No Effect on Capital Structure. This Award shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

5.
Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering, any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Stock.

6.
Binding Effect. The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of Employee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Employee. This Agreement shall be binding upon and inure to the benefit of any successors to or assigns of the Company.

7.
Agreement Subject to Plan. This Agreement is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

8.
Amendment.    Any modification of this Agreement will be effective only if it is in writing and signed by a duly authorized officer of the Company and Employee, except to the extent such modification occurs pursuant to a proper amendment of the Plan.

9.
Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail, a national overnight courier service or electronically in a manner that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address identified in this Paragraph 9. The Company or Employee may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

BancorpSouth, Inc.
Attn: Cathy Freeman
One Mississippi Plaza
Tupelo, Mississippi 38804
Facsimile: (662) 680-2006

Notices to the Employee shall be hand delivered to the Employee on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

10.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Mississippi.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

BANCORPSOUTH, INC. By: /s/ James V. Kelley James V. Kelley President, Chief Operation Officer, and Chief Risk Officer

EMPLOYEE: By: _/s/ James D. Rollins III Name: James D. Rollins III